UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 26, 2019

PROVENTION BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38552	81-5245912
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 666, Oldwick, New Jersey 08858
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 336-0360

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $0.0001 par value per share	PRVB	The Nasdaq Global Select Market

Item 8.01. Other Events.

Representatives of Provention Bio, Inc. (the “Company”) were informed by Janssen Pharmaceutica NV’s (“Janssen”) CSF-1R inhibitor (PRV-6527) Alliance Manager, via teleconference and confirmatory email, that Janssen no longer intends to take up an option to buy back the rights to the compound which has been under development by the Company for Crohn’s disease. Instead, Janssen intends to support and expand the field of the License, Development and Commercialization Agreement (“the License Agreement”) between the Company and Janssen (currently limited to inflammatory bowel disease) entered into in April 2017 to facilitate the program’s continuation either directly by the Company or by way of the Company’s sublicensing rights under the License Agreement. In particular, Janssen indicated it intends to assist in transferring the compound’s manufacturing rights to the Company or a third party manufacturer and will irrevocably waive its rights to assume distribution and pricing decision making authority. As previously disclosed, the Company does not intend to continue the compound’s development directly but, instead, may explore sublicensing the compound to a third party.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Provention Bio, Inc.

Date: December 26, 2019	By:	/s/ Andrew Drechsler
Andrew Drechsler
Chief Financial Officer